Exhibit 1

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of The ADT Corporation, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: December 19, 2012	CORVEX MANAGEMENT LP

	By:	/s/ Keith Meister
Keith Meister
Managing Partner

Date: December 19, 2012	KEITH MEISTER

	By:	/s/ Keith Meister

Date: December 19, 2012	SOROS FUND MANAGEMENT LLC

	By:	/s/ Jay Schoenfarber
Jay Schoenfarber
Assistant General Counsel

Date: December 19, 2012	GEORGE SOROS

	By:	/s/ Jay Schoenfarber
Jay Schoenfarber
Attorney-in-Fact

Date: December 19, 2012	ROBERT SOROS

	By:	/s/ Jay Schoenfarber
Jay Schoenfarber
Attorney-in-Fact